Exhibit 99.1

TITAN OPERATING, LLC

BALANCE SHEETS

June 30, 2012 and December 31, 2011

(Unaudited)

	2012	2011
ASSETS
Current Assets
Cash and cash equivalents	$1,368,858	$573,819
Accounts receivable	5,005,896	7,071,570
Prepaid expenses and other current assets	179,467	462,336

Total current assets	6,554,221	8,107,725

Property and Equipment
Oil and gas properties, using the full cost method of accounting
Proved properties subject to amortization	451,812,352	344,819,796
Unevaluated properties not subject to amortization	2,979,259	91,680,049
Other property and equipment	389,318	383,836
Less accumulated depletion, depreciation, amortization and impairment	(259,142,262)	(249,009,559)

Property and equipment, net	196,038,667	187,874,122

Other Assets, net of amortization	825,665	1,026,826

Total assets	$203,418,553	$197,008,673

LIABILITIES AND MEMBERS’ EQUITY
Current Liabilities
Accounts payable	$457,802	$5,039,325
Revenue distributions payable	2,889,385	2,751,260
Accrued expenses	924,626	3,358,911
Current portion of derivative liabilities	710,489	—

Total current liabilities	4,982,302	11,149,496

Asset Retirement Obligation	1,271,331	1,223,622
Long-term Portion of Derivative Liabilities	766,260	—
Long-term Debt	70,000,000	78,750,000
Other Long-term Liabilities	388,069	388,069

Total liabilities	77,407,962	91,511,187

Commitments and Contingencies

Members’ Equity	126,010,591	105,497,486

Total liabilities and members’ equity	$203,418,553	$197,008,673

See notes to financial statements.

TITAN OPERATING, LLC

STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2012 and 2011

(Unaudited)

	2012	2011
Revenues
Gas sales	$9,646,723	$16,511,807
Oil sales	85,849	157,750

Total revenues	9,732,572	16,669,557

Expenses
Lease operating	3,536,398	1,806,685
Taxes	451,783	1,140,444
Accretion of asset retirement obligation	37,296	9,858
Depletion, depreciation and amortization	10,132,703	6,695,508
General and administrative	1,532,155	1,286,424

Total expenses	15,690,335	10,938,919

Income (loss) from operations	(5,957,763)	5,730,638

Other income (expense)
Interest income	6,181	6,492
Interest expense	(1,519,515)	(749,212)
Derivative fair value loss	(1,476,749)	—
Other	60,951	21,233

Total other income (expense)	(2,929,132)	(721,487)

Net income (loss)	$(8,886,895)	$5,009,151

See notes to financial statements.

TITAN OPERATING, LLC

STATEMENTS OF MEMBERS’ EQUITY

Six Months Ended June 30, 2012 and Year Ended December 31, 2011

(Unaudited)

	Class A Units	Class B Units	Total

Balance at December 31, 2010	$307,587,183	$—	$307,587,183

Capital contributions	—	—	—

Commitment fees	—	—	—

Net loss	(202,089,697)	—	(202,089,697)

Balance at December 31, 2011	$105,497,486	$—	$105,497,486

Capital contributions	30,000,000	—	30,000,000

Commitment fees	(600,000)	—	(600,000)

Net loss	(8,886,895)	—	(8,886,895)

Balance at June 30, 2012	$126,010,591	$—	$126,010,591

See notes to financial statements.

TITAN OPERATING, LLC

STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2012 and 2011

(Unaudited)

	2012	2011
Cash Flows from Operating Activities
Net income (loss)	$(8,886,895)	$5,009,151
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Accretion of asset retirement obligation	37,296	9,858
Depletion, depreciation and amortization	10,132,703	6,695,508
Amortization of debt issuance costs	129,368	111,646
Non-cash change in fair value of derivatives	1,476,749	—
Gain on settlement of asset retirement obligations	(59,260)	—
Cash paid to settle asset retirement obligations	(61,375)	—
Changes in operating assets and liabilities:
Decrease in accounts receivable	2,065,674	831,621
(Increase) decrease in prepaid expenses and other current assets	282,869	(169,996)
(Increase) decrease in other assets	79,662	(435)
Increase in accounts payable	53,741	36,635
Increase in revenue distributions payable	138,125	679,408
Increase (decrease) in accrued expenses	(73,389)	155,346

Net cash provided by operating activities	5,315,268	13,358,742

Cash Flows from Investing Activities
Proceeds from sale of oil and gas properties	—	853,492
Acquisition and development of oil and gas properties	(25,156,878)	(50,017,450)
Acquisition of other property and equipment	(5,482)	(2,947)

Net cash used by investing activities	(25,162,360)	(49,166,905)

Cash Flows from Financing Activities
Capital contributions	30,000,000	—
Commitment fees	(600,000)	—
Draws from credit facility	4,500,000	36,000,000
Payments to credit facility	(13,250,000)	—
Debt issuance costs	(7,869)	(124,155)

Net cash provided by financing activities	20,642,131	35,875,845

Net increase in cash and cash equivalents	795,039	67,682

Cash and cash equivalents at beginning of period	573,819	2,332,076

Cash and cash equivalents at end of year	$1,368,858	$2,399,758

Cash paid for interest	$1,538,080	$695,218

See notes to financial statements.

NOTE 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Titan Operating, LLC (the “Company”) is a Texas limited liability company formed on May 21, 2008, for the purpose of acquiring, exploring and developing oil and natural gas properties located in Texas.

Basis of Presentation

These interim financial statements should be read in conjunction with the Company’s Audited Financial Statements and Notes for the year ended December 31, 2011. The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates that are used.

Cash and Cash Equivalents

Investments in highly-liquid securities with original maturities of three months or less are considered to be cash equivalents.

Accounts Receivable

Accounts receivable consist of amounts due from joint interest owners and gas purchasers. Management evaluates the adequacy of the allowance for doubtful accounts based on a periodic review of individual accounts. The primary factors considered in determining the amount of the allowance are collection history, the aging of the accounts and other specific information known to management that may affect collectability. At June 30, 2012 and December 31, 2011, management has determined that no allowance for doubtful accounts is necessary.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized as incurred.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized using the unit-of-production method based on production and estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Geological and geophysical costs not associated with a specific unevaluated property are included in the amortization base as incurred. Oil and natural gas reserves are converted to equivalent units based upon the relative energy content, which is six thousand cubic feet of natural gas to one barrel of crude oil. Depletion, depreciation and amortization (“DD&A”) per Mcf equivalent is $2.62 and $1.68 at June 30, 2012 and 2011, respectively.

In addition, if the net capitalized costs of evaluated oil and gas properties exceed the estimated present value of future net cash flows from proved oil and gas reserves discounted at 10%, such excess is charged to operations as a ceiling write-down. The Company evaluates its unevaluated properties, DD&A rate and full-cost ceiling on an annual basis; therefore, management did not evaluate the DD&A rate or perform a ceiling test at June 30, 2012.

Sales of oil and gas properties, except those held for resale, are accounted for as adjustments to net capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between net capitalized costs and proved reserves of oil and gas. All costs relating to production activities and maintenance and repairs are charged to expense when incurred. Significant workovers that increase reserve quantities are capitalized.

Asset Retirement Obligation

The Company accounts for its asset retirement obligation in accordance with the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) 410, Asset Retirement and Environmental Obligations. This Statement requires the fair value of an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Under the method prescribed, the retirement obligation is recorded as a liability at its estimated present value at the asset’s inception, with the offsetting charge to the cost of oil and gas properties. Periodic accretion of the discount on the estimated liability is recorded in the statement of operations.

Other Property and Equipment

Other property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets as follows:

Autos	5 years
Computer equipment	3-5 years
Furniture and equipment	7 years
Leasehold improvements	3 years

Repairs and maintenance are expensed as incurred while costs incurred that extend the useful life of an asset are capitalized.

Impairment of Long-Lived Assets

Management evaluates its long-lived assets for financial impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated undiscounted future cash flows from the assets are less than the carrying value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value, less cost to sell. Management is of the opinion that the carrying amount of its long-lived assets does not exceed their estimated recoverable amount.

Other Assets

Other assets primarily include debt issuance costs that are amortized to interest expense over the term of the related debt. Other assets are presented net of amortization of $450,856 and $295,586 at June 30, 2012 and December 31, 2011, respectively.

Derivative Instruments

The Company utilizes swaps to reduce its exposure to fluctuations in natural gas prices (see Note 6). The Company recognizes all derivative instruments in the balance sheets as either an asset or liability based on fair value, and recognizes subsequent changes in fair value in the statement of operations unless the derivative instrument is designated and qualifies as a hedge. The fair value of the derivative instruments are confirmed by the counterparties to each agreement.

Revenue Recognition

Oil and gas revenues are recognized as the oil and gas is produced and delivered to the purchaser. Amounts due from purchasers of oil and gas are included in accounts receivable.

Income Taxes

As a limited liability company, the Company is not liable for federal income taxes. Income and losses of the Company are reported in the income tax return of each member. Accordingly, there is no provision for federal income taxes in the accompanying financial statements. The Company files a Form 1065, U.S. Return of Partnership Income, and an annual Texas Franchise Tax Report. FASB ASC 740, Income Taxes, requires financial statement recognition and disclosure for uncertain tax positions taken or expected to be taken in a tax return. Financial statement recognition of the tax position is dependent on an assessment of a 50% or greater likelihood that the tax position will be sustained upon examination, based on the technical merits of the position. The Company recognized no liability for unrecognized tax benefits and has no tax position at June 30, 2012 or December 31, 2011 for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility. Interest and penalties, if any, related to uncertain tax positions would be recorded in the statement of operations as interest expense and general and administrative expense, respectively. The 2008 through 2011 tax years are open to both federal and state examination.

NOTE 2.	OIL AND GAS PROPERTIES

Oil and gas properties, using the full cost method of accounting, consist of the following at June 30, 2012 and December 31, 2011:

	2012	2011
Oil and gas properties	$451,812,352	$344,819,796
Unevaluated properties not subject to amortization	2,979,259	91,680,049

	454,791,611	436,499,845
Less accumulated depletion, depreciation, amortization and impairment	(258,872,563)	(248,767,693)

Oil and gas properties, net	$195,919,048	$187,732,152

NOTE 3.	OTHER PROPERTY AND EQUIPMENT

Other property and equipment consists of the following at June 30, 2012 and December 31, 2011:

	2012	2011
Autos	$78,750	$78,750
Computer equipment	225,452	221,971
Furniture and equipment	58,730	56,729
Leasehold improvements	26,386	26,386

	389,318	383,836
Less accumulated depreciation and amortization	(269,699)	(241,866)

Other property and equipment, net	$119,619	$141,970

NOTE 4.	ASSET RETIREMENT OBLIGATION

The Company’s asset retirement obligation represents the present value of the estimated cost to plug, abandon and remediate its producing properties at the end of their productive lives. The asset retirement obligation is determined by calculating the present value of estimated cash flows related to the liability.

The following is a reconciliation of the asset retirement obligation:

Beginning asset retirement obligation, December 31, 2011	$1,223,622
Liabilities incurred on wells drilled	131,154
Plugged and abandoned	(120,741)
Accretion of discount	37,296

Ending asset retirement obligation, June 30, 2012	$1,271,331

NOTE 5.	LONG TERM DEBT

On September 2, 2010, the Company entered into a credit agreement with commercial banks, which provides a commitment equal to the lesser of the maximum commitment, $200 million, or the effective borrowing base. At June 30, 2012, the borrowing base was $70 million, of which $65 million was a conforming borrowing base. The borrowing base is subject to redeterminations semi-annually each March and September, with up to two additional elective redeterminations in a twelve month period. The credit agreement is secured by at least 80% of the total value of the Company’s oil and gas properties constituting proved reserves. At June 30, 2012, the outstanding balance under the agreement was $70 million. The outstanding balance of $70 million was paid in full on July 25, 2012 (see Note 11).

Borrowings under the credit agreement can either be at the Alternate Base Rate (as defined) plus a spread ranging from 0.75% to 2.25% or LIBOR borrowings at the Adjusted LIBO Rate (as defined) plus a spread ranging from 1.75% to 3.25%. The applicable spread is dependent upon borrowings relative to the borrowing base. A commitment fee is paid on the undrawn balance based on an annual rate of 0.50%. At June 30, 2012, all our borrowings were LIBOR loans with an interest rate margin of 3.25%.

The carrying amount of the long-term debt approximates fair value because those financial instruments bear interest at variable rates that approximate current market rates for notes with similar maturities and credit quality.

NOTE 6.	DERIVATIVES

The Company has elected not to designate its outstanding derivative instruments as hedges. Therefore, unrealized gains and losses are recorded as gains or losses on fair value of derivative instruments in the statements of operations. Realized gains and losses on commodity derivatives are recorded in Gas Sales. Settlements of derivatives are included in cash flows from operating activities.

The following table sets forth the Company’s derivative volume by year as of June 30, 2012:

Period	Contract Type	Volume	Contract Price
2012	Natural Gas Swaps	353,665 Mmbtu/month	$2.645
2013	Natural Gas Swaps	249,139 Mmbtu/month	$3.460
2014	Natural Gas Swaps	202,748 Mmbtu/month	$3.830
2015	Natural Gas Swaps	87,041 Mmbtu/month	$4.025
Jan - May 2016	Natural Gas Swaps	77,264 Mmbtu/month	$4.200

The Company’s derivative instruments not classified as hedging instruments, measured at fair value, consist of the following at June 30, 2012 and December 31, 2011:

	2012	2011
Current Portion of Derivative Liabilities – Swaps	$710,489	$—
Long-term Portion of Derivative Liabilities – Swaps	766,260	—

The following is a summary of the gains and losses reported in the statement of operations related to the Company’s derivative instruments for both the three months ending and the six months ending June 30, 2012 and 2011:

	2012	2011
Realized gain on settlement of derivative contracts included in Gas Sales – Swaps	$76,392	$—
Unrealized fair value adjustments to derivative contracts included in Other Income (Loss) – Swaps	(1,476,749)	—

On July 25, 2012, all of the Company’s derivatives were novated to Atlas Resource Partners, L.P. (“ARP”) (see Note 11).

NOTE 7.	FAIR VALUE MEASUREMENTS

The Fair Value Measurements and Disclosures Topic of the accounting standards codification establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The standards define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value on a recurring basis and recognized in the accompanying statement of financial position, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy.

Derivative Instruments

The Company recognizes all derivative instruments in the consolidated balance sheets as either an asset or liability based on fair value and recognizes subsequent changes in their fair value in the statement of operations based on projected natural gas prices. All derivative instruments are classified within level 2 of the valuation hierarchy.

The following table sets forth by level within the fair value hierarchy our financial liabilities that are accounted for at fair value:

	Level 1	Level 2	Level 3	Total
June 30, 2012
Liabilities:
Natural Gas Derivative Contracts	$—	$1,476,749	$—	$1,476,749

NOTE 8.	MEMBERS’ EQUITY

On August 7, 2008, the Company entered into a Limited Liability Agreement (the “Agreement”) with certain investors and members of management (collectively the “Members”). Each member’s interest in the Company is represented by its Capital Account and by Units issued by the Company to such member. The two initial classes of Units are Class A Units and Class B Units. Capital commitments under the agreement totaled $353 million. For each $1.00 contributed by the members, one Class A Unit will be issued. Class B Units are issued in consideration of services rendered by the holders for the benefit of the Company in their capacities as Members or employees of the Company.

At June 30, 2012 and December 31, 2011, there are 353,440,202 and 323,440,202 Class A Units and 700,000 Class B Units issued and outstanding.

NOTE 9.	EMPLOYEE BENEFIT PLAN

Employees of the Company may participate in a 401(k) savings plan, whereby eligible employees may elect to make contributions pursuant to a salary reduction agreement upon reaching 21 years of age. The Company matches employee contributions up to 6 percent of the employee’s compensation. Company contributions to the plan are $47,052 and $47,812 for the six months ended June 30, 2012 and 2011, respectively.

NOTE 10.	RELATED PARTY TRANSACTIONS

The Company makes royalty payments to three entities that are owned by one of the Members. The total royalties paid to these entities during the six months ended June 30, 2012 and 2011 were $118,132 and $183,100, respectively.

NOTE 11.	SUBSEQUENT EVENT

On July 25, 2012, the Company completed a merger (the “merger”) with Titan Merger Sub, LLC (“MergerCo”), an indirect wholly owned subsidiary of ARP. MergerCo merged with and into the Company, with the Company continued as the surviving entity and an indirect wholly owned subsidiary of ARP renamed Atlas Barnett, LLC (“Atlas Barnett”). Just prior to the merger, the Company received additional capital contributions of $70 million and issued 70 million additional Class A Units. These capital contributions were used to pay off the Company’s debt. In addition, all of the Company’s derivative contracts were novated to ARP and the Company’s employee benefit plans were terminated.